CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Form  S-4 of our report dated October 25,  2013,  relating to the  consolidated financial  statements of Viosolar, Inc., as of July 31, 2013  and  2012  and to all references to our firm included in this Registration Statement.

Certified Public Accountants
Denver, Colorado
October 31, 2013